UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2025

Grayscale CoinDesk Crypto 5 ETF

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-42855	98-1406784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments Sponsors, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

Grayscale Digital Large Cap Fund LLC

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale CoinDesk Crypto 5 ETF Shares	GDLC	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Prime Broker Agreement

On October 3, 2025, Grayscale Investments Sponsors, LLC, the manager (the “Manager”), on behalf of itself and Grayscale CoinDesk Crypto 5 ETF (the “Fund”), and Coinbase, Inc., the prime broker of the Fund (“Coinbase” or the “Prime Broker”), on behalf of itself and as agent for Coinbase Custody Trust Company, LLC (“Coinbase Custody” or the “Custodian”) and Coinbase Credit, Inc. (“Coinbase Credit” and, collectively with Coinbase and Coinbase Custody, the “Coinbase Entities”), entered into the Coinbase Prime Broker Agreement, which includes the Coinbase Custody Custodial Services Agreement attached thereto as Exhibit A (the “CSA”), the Coinbase Settlement and Transfer Agreement attached thereto as Exhibit B (the “STA”) and all other exhibits, addenda and supplements attached thereto (collectively with the CSA and STA, the “Prime Broker Agreement”) governing the Fund’s and the Manager’s use of the custodial and prime broker services provided by the Custodian and the Prime Broker. The Prime Broker Agreement establishes the rights and responsibilities of the Custodian, the Prime Broker, the Manager and the Fund with respect to the Fund’s digital assets which are held in accounts maintained and operated by the Custodian, as a fiduciary with respect to the Fund’s assets, and the Prime Broker (together with the Custodian, the “Custodial Entities”) on behalf of the Fund.

Coinbase Custody was party to the Previous Prime Broker Agreement (as defined in Item 1.02 below), and continues to serve as a custodian of the Fund. From and after October 3, 2025, all references to the “Prime Broker Agreement” in the Fund’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, as amended from time to time by the Fund’s filings with the SEC (the “Annual Report”), and descriptions related thereto are hereby deemed to refer to the Prime Broker Agreement as defined herein, rather than to the Previous Prime Broker Agreement, and are incorporated by reference herein.

The foregoing description is a summary, does not purport to be a complete description of the Prime Broker Agreement, and is qualified in its entirety by reference to the full text of the Prime Broker Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Fund Administration and Accounting Agreement

The Manager has engaged BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, a New York corporation authorized to do a banking business (“BNY”), to provide the Fund with certain administrative and accounting services pursuant to the Fund Administration and Accounting Agreement with BNY, which became effective on October 9, 2025 (the “Fund Administration and Accounting Agreement”).

BNY was party to the Previous Fund Administration and Accounting Agreement (as defined in Item 1.02 below), and continues to provide the Fund with certain administrative and accounting services. From and after October 9, 2025, all references to the “Fund Administration and Accounting Agreement” in the Fund’s Annual Report and the descriptions related thereto are hereby deemed to refer to the Fund Administration and Accounting Agreement defined herein, rather than to the Previous Fund Administration and Accounting Agreement, and are incorporated by reference herein.

The foregoing description is a summary, does not purport to be a complete description of the Fund Administration and Accounting Agreement, and is qualified in its entirety by reference to the full text of the Fund Administration and Accounting Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

Previous Prime Broker Agreement

In connection with the entry into the Prime Broker Agreement, the Manager and the Custodian agreed to terminate, as of October 3, 2025, the prime broker agreement, dated June 25, 2025, between the Fund, the Manager and the Prime Broker (the “Previous Prime Broker Agreement”).

Previous Fund Administration and Accounting Agreement

In connection with the entry into the Fund Administration and Accounting Agreement, the Manager and the Custodian agreed to terminate, as of October 9, 2025, the fund administration and accounting agreement, dated February 26, 2024, between the Fund and BNY (the “Previous Fund Administration and Accounting Agreement”).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Prime Broker Agreement
10.2	Fund Administration and Accounting Agreement
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments Sponsors, LLC, as Manager of Grayscale CoinDesk Crypto 5 ETF

Date:	October 9, 2025	By:	/s/ Edward McGee
Name: Edward McGee Title: Chief Financial Officer*

* The Registrant is a fund and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments Sponsors, LLC, the Manager of the Registrant.